[STANDARD COMMERCIAL LOGO]

                         STANDARD COMMERCIAL CORPORATION

                                2201 Miller Road

                          Wilson, North Carolina 27893

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 13, 1996

Dear  Shareholder:

      You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Standard Commercial Corporation at the Wilson Country Club off West Nash Road in Wilson, North Carolina on Tuesday, August 13, 1996 at 12 noon to:

                     (a)       elect four directors;

                     (b) ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal 1997; and

                     (c) transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on June 17, 1996 will be entitled to vote at the meeting.

                                                    Sincerely,
                                                    /s/ J. ALEC G. MURRAY
                                                    J. ALEC G. MURRAY
                                                    President

June 28, 1996

      You are invited to a luncheon immediately following the meeting. If you plan to attend, please complete and return the enclosed card direct to the Company or telephone 919/291-5507 Ext 272. Entrance to the Wilson Country Club off West Nash Road is two miles northwest of the intersection of Ward Boulevard and West Nash Street in Wilson.

                    PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING AND RETURNING YOUR PROXY IN THE ENVELOPE PROVIDED.

                         STANDARD COMMERCIAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 13, 1996

      The accompanying proxy is solicited by the Board of Directors. A shareholder giving a proxy may revoke it at any time before it is exercised. Shareholders of record at the close of business on June 17, 1996 will be entitled to vote at the meeting or any adjournments thereof. It is expected that proxy material will be mailed on or about June 28, 1996.

                              ELECTION OF DIRECTORS

      The Company's Articles of Incorporation divide the Board of Directors into three classes as nearly equal in number as possible, each of which serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Four of the present directors, Marvin W Coghill, Thomas M Evins Jr and William A Ziegler, who were elected for three-year terms expiring at this Annual Meeting, and Robert E Harrison, who was elected by the directors in November 1995, have been nominated for three-year terms expiring at the Annual Meeting in 1999. Six of the present directors who were elected for terms expiring at the Annual Meetings in 1997 and 1998 and will remain in office.

      Each shareholder of record at the close of business on June 17, 1996 is entitled to one vote per share of common stock so held for the election of each of the persons nominated.

                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

      The information that follows as to the principal occupations and directorships and the number of shares of the Company's common stock beneficially owned, directly or indirectly, has been furnished to the Company by such persons.

                                                                                                           As of May 31, 1996
Name, Age and Year                                  Principal Occupation                                 -----------------------
First Became Director                              During Past Five Years                              Shares Owned     % of Class
- ---------------------                     -----------------------------------------                    ------------     ----------
                                          NOMINEES FOR TERMS EXPIRING IN 1999

Marvin W. Coghill                         Chairman of Tobacco Division; prior to April 1994,               335,634(1)        3.7%
   Age 62, Director 1974                    President and Chief Operating Officer

Thomas M. Evins, Jr.                      Regional Manager - North & Central America Tobacco               103,541(2)        1.1%
   Age 56, Director 1992                    Operations since Oct 1993; President, WA Adams
                                            Company, a subsidiary acquired in June 1992

Robert E. Harrison                        Senior Vice President and Chief Financial Officer                    510           *
   Age 42, Director 1995                    since July 1995; previously employed by
                                            R J Reynolds International in a number of
                                            financial positions, primarily in the Far East

William A. Ziegler                        Retired partner, Sullivan & Cromwell, attorneys;                   4,534           *
   Age 71, Director 1985                    currently consultant and director and chairman of
                                            executive committee of two private companies

                                          DIRECTORS CONTINUING IN OFFICE UNTIL 1997

Henry R. Grunzke                          Chairman - Wool Division since January 1996;                       1,238           *
   Age 64, Director 1987                    previously Commercial Director - Wool Division

Ery W. Kehaya                             Chairman of the Board and                                      2,819,563(3)       30.9%
   Age 72, Director 1949                    retired Chief Executive Officer

Daniel M. Sullivan                        Founder and retired former Chief Executive Officer,                  609           *
   Age 72, Director 1995                    Frost & Sullivan, Inc.; currently Chairman Jim
                                            Hjelms Private Collections, Ltd. and director of four
                                            private companies


                                                                                                          As of May 31, 1996
Name, Age and Year                                  Principal Occupation                                -----------------------
First Became Director                              During Past Five Years                              Shares Owned     % of Class
- ---------------------                     -----------------------------------------                    ------------     ----------
                                          DIRECTORS CONTINUING IN OFFICE UNTIL 1998

William S. Barrack, Jr.                   Retired; former Senior Vice President, Texaco Inc.,                2,080(4)        *
   Age 66, Director 1992                    and director, Caltex Petroleum Corporation;
                                            director, Consolidated Natural Gas Company and
                                            International Executive Service Corps; and Board
                                            of Visitors, University of Pittsburgh

Charles H. Mullen                         Retired; former Chairman and Chief Executive                         723           *
   Age 68, Director 1995                    Officer, The American Tobacco Company, and
                                            Vice President and director, American Brands, Inc.

J. Alec  G. Murray                        President since April 1994 and Chief Executive                   194,128(5)        2.1%
   Age 59, Director 1977                    Officer since January 1991; previously served as
                                            Vice Chairman, Executive Vice President and
                                            Chief Financial Officer, and Chairman - Wool Division

- ----------------------
*     Less than one percent.

1 Includes 852 shares owned by his wife and 2,842 shares held for his account by trustee of 401(k) Savings Plan.
2     Includes 777 shares held for his account by trustee of 401(k) Savings
      Plan.
3 Excludes 106,151 shares in a charitable remainder trust but, includes 63,647 shares owned by his wife and 585,311 shares (6.4%) held by Mr Kehaya as trustee for his children as to which he disclaims beneficial ownership.
4     Includes 530 shares owned by his wife.
5     Includes 11,006 shares owned by his wife.

      There are no family relationships among any of the directors and executive officers except that Ery W. Kehaya is the father of Ery W. Kehaya II and Mark W. Kehaya, Vice Presidents of the Company.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth at May 31, 1996 the common stock owned beneficially, according to advice received by the Company, by each 5% or larger shareholder and by all officers and directors as a group:

           Name and Address                                           Shares Owned                                 % of Class
           Ery W. Kehaya                                                  2,819,563(1)                                 30.9%
           810 Saturn Street
           Jupiter, Florida  33477-4456

           Radnor Capital Management Inc                                    742,077                                     8.1%
           100 Matsonford Road, Suite 250
           Radnor, Pennsylvania  19087

           Robert E Torray & Co Inc                                         620,653                                     6.8%
           6610 Rockledge Drive, Suite 450
           Bethesda, Maryland 20817

           All directors and officers as a group                          3,978,409(2)                                 43.5%
           --------------------------

1 Includes 63,647 shares owned by spouse and 585,311 shares (6.4%) held by Mr. Kehaya as trustee for his children. Does not include 106,151 shares in charitable remainder trust created by Mr. Kehaya.

2 Includes 6,092 shares held by trustee of 401(k) Savings Plan, 80,983 shares owned by spouses and 625,278 shares (6.8%) held in trust or as a custodian for children.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for services in all capacities for fiscal year ended March 31, 1996.


                                                         Annual Compensation             Long-Term Compensation
                                          Fiscal                                All Other              Restricted Stock
Name and Principal Position                Year       Salary       Bonus       Compensation(1)             Awards(2)
J. Alec G. Murray                          1996    $350,000         $ -0-      $     -0-                 $      -0-
   President and                           1995     297,500           -0-            -0-                        -0-
   Chief Executive Officer                 1994     350,000           -0-            -0-                    20,260

Marvin W. Coghill                          1996    $310,000         $ -0-      $  3,000                  $      -0-
   Chairman - Tobacco Division             1995     263,500           -0-         3,000                         -0-
                                           1994     310,000           -0-         4,700                     19,080

Thomas M. Evins Jr. - Regional             1996    $185,000         $ -0-      $  3,000                  $      -0-
   Manager - North & Central               1995     166,500           -0-         3,000                         -0-
   America Tobacco Operations              1994     185,000           -0-         3,700                     11,490

Henry R. Grunzke                           1996    $165,200         $ -0-      $     -0-                 $      -0-
   Chairman - Wool Division                1995     147,000           -0-            -0-                        -0-
                                           1994     143,200           -0-            -0-                     4,510

Robert E. Harrison                         1996    $142,500(3)      $ -0-      $     -0-                 $      -0-
   Senior Vice President and
   Chief Financial Officer


1 Employer contributions under the Company's 401(k) Savings Incentive Plan. Eligible employees in the United States may contribute the lesser of 18% of recognizable compensation or the maximum amount ($9,500 in calendar
      1996) permitted under the Internal Revenue Code. Employee contributions are partially matched with employer contributions in the form of common stock of the Company. Noncash personal benefits for the persons named above did not exceed the lesser of $50,000 or 10% of the cash compensation reported.

2 These awards were based on fiscal 1993 performance. The dollar values shown in this column were calculated by multiplying the number of shares awarded by the closing market price ($15.50) of the Company's Common Stock on the date of issuance.

3     Employed July 1, 1995 at an annualized salary of $190,000.

      The number and dollar values of restricted shares held at March 31, 1996 by the persons named in the table were as follows: Mr. Murray, 1,320 shares ($11,880); Mr. Coghill, 1,243 shares ($11,190); Mr. Evins Jr., 748 shares
($6,730); and Mr. Grunzke, 293 shares ($2,640). Each recipient of restricted stock has all the rights, including voting and dividends, of other shareholders, subject to certain restrictions and forfeiture provisions.

RETIREMENT PLANS

      There is a Defined Benefit Pension Plan provided for participating employees in the United States who retire directly from the Company or who terminate service with vested rights. The Company pays the full cost of the Plan, determined on the basis of an independent actuarial valuation, into an independently maintained trust fund. Generally, full-time salaried employees who are at least 21 years old and have been employed for at least one year are covered by the Plan. The right to receive benefits under the Plan is 100% vested after five years of service. The monthly benefit payable upon retirement is based on average compensation for the three highest years multiplied by various factors for each year of service up to 40. The definition of compensation includes amounts deferred under the 401(k) Savings Incentive Plan and Pretax Medical Plans, but excludes bonuses and other awards. The benefit normally is computed in the form of a straight-life annuity, or the actuarial equivalent thereof under other options specified in the Plan. In addition, an immediate benefit is provided to the surviving spouse upon death of an active or disabled participant. The maximum annual benefit payable from this Plan is limited by
Section 415 of the Internal Revenue Code to $120,000 in calendar 1995 and 1996.

      A nonqualified Supplemental Retirement Plan provides such benefits from the Company's general funds as would otherwise be provided under the above tax-qualified Plan except for Internal Revenue Code limitations on amounts which may be paid out of a tax-qualified Plan.

      The table below shows representative total annual retirement benefits payable to an employee retiring in 1996 under the above Plans for specified levels of compensation and years of service computed as a straight-life annuity at age 65.

                                             Years of Credited Service at Age 65
  Average            ----------------------------------------------------------------------------------
Compensation          15             20              25             30              35             40
- -------------------------------------------------------------------------------------------------------
  $100,000         $22,100      $  29,400       $  36,800      $  44,100      $  50,200       $  54,000
   150,000          34,400         45,900          57,400         68,900         78,500          84,100
   200,000          46,800         62,400          78,000         93,600        106,700         114,200
   250,000          59,200         78,900          98,600        118,400        135,000         144,400
   300,000          71,600         95,400         119,300        143,100        163,200         174,500
   350,000          83,900        111,900         139,900        167,900        191,500         204,600
   400,000          96,300        128,400         160,500        192,600        219,700         234,700

      As of March 31, 1996, Messrs. Murray, Coghill and Grunzke had 31, 38 and 36 years of service, respectively, for pension purposes. The pensionable compensation covered by the U.S. and foreign retirement plans in 1996, 1995 and 1994 for each executive officer listed in the Summary Compensation Table is equal to the "salary" amount shown in the Table. Mr. Evins became a participant in the U.S. Pension and Supplemental Retirement Plans on April 1, 1996, and Mr Harrison will become a participant effective July 1, 1996.

      Foreign pension plans use different formulae than the one used in preparing the above table. At March 31, 1996, Mr. Murray had an accrued annual benefit of $230,000 payable at age 65 under one such plan, and Mr. Grunzke had an accrued benefit of $82,600 payable at age 65 under another plan.

PERFORMANCE IMPROVEMENT COMPENSATION PLAN

      On August 11, 1992 the shareholders of the Company approved the adoption of a Performance Improvement Compensation Plan (the "Plan") which is administered by the Compensation Committee of the Board of Directors. The Plan allows the grant of a number of different types of equity based compensation vehicles. Awards under the Plan may be made to participants in the form of incentive stock options, nonqualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares and deferred stock. A maximum of 500,000 shares of Common Stock may be issued under the Plan. To date provision has been made solely for the grant of restricted stock awards.

      The restricted stock awards granted are subject to forfeiture for a period of seven years if a recipient's employment is terminated other than because of death, disability or retirement after age 62 under certain conditions. The Compensation Committee may also waive the restriction. The recipient of an award may vote the stock and is entitled to cash dividends.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

      The committees established by the Board of Directors to assist it in the discharge of its responsibilities are an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Executive Committee consists of J. Alec G. Murray, Marvin W. Coghill and Robert E. Harrison. This committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the last fiscal year, the committee acted on various matters by unanimous written consents.

      The Audit Committee, which met six times during the last fiscal year, consists of William S. Barrack, Jr., Charles H. Mullen, Daniel M. Sullivan and William A. Ziegler, none of whom have been employees of the Company. This committee is primarily concerned with assisting the Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices, and assuring the independence of the Company's public accountants, the integrity of management and the adequacy of disclosure to shareholders. Its duties include recommending the selection of independent accountants, reviewing the scope of the audits and the results thereof, and reviewing the organization and scope of the Company's internal systems of financial control and accounting policies followed by the Company.

      The Compensation Committee, which met five times during the last fiscal year, consists of William A. Ziegler, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan. No current officer of the Company serves on the Committee and there are no interlocking relationships. This committee is primarily concerned with administering the Performance Improvement Compensation Plan, determining compensation of officers and oversight of the Company's pension plans.

      The Nominating Committee, which met once during the last fiscal year, consists of William A. Ziegler, Marvin W. Coghill and J. Alec G. Murray. This committee is primarily concerned with recommending to the full Board of Directors candidates for election as directors. The Committee will consider candidates recommended by shareholders. Such recommendations should be sent to the Nominating Committee, c/o Guy M. Ross, Secretary, Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893.

      The Board of Directors held seven meetings during the last fiscal year. Each director was present at 75% or more of the meetings of the Board and its committees on which the director served.

                              SECTION 16 COMPLIANCE

      The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by directors and executive officers. To the best of the Company's knowledge and belief, there were no late filings during fiscal 1996, other than a late filing of a Form 3 by Mr. Sullivan upon being elected a director.

                             DIRECTORS' COMPENSATION

      Directors who are not employees of the Company receive an annual retainer of $15,000 for serving on the Board of Directors and $10,000 for serving on Committees of the Board, plus a fee of $750 for each meeting of the Board and $250 for each Committee meeting attended. On retirement after at least five years service as a nonemployee Director, they receive annually for the number of years equaling their years of service as a nonemployee director one half the retainer in effect at the time of retirement. In addition to director's compensation, Mr. Kehaya receives $35,000 per annum for serving as Chairman of the Board.

                          COMPENSATION COMMITTEE REPORT

      The compensation of the executive officers is determined by the Compensation Committee.

COMPENSATION OBJECTIVES

      In determining the total compensation of an executive officer the Committee has in mind the necessity of attracting and retaining exceptionally competent employees and motivating them to achieve maximum profitability of the Company. Compensation paid comparable executive officers by competitors is taken into account, along with performance of the Company and the individual and of the activities for which he is responsible.

COMPENSATION ARRANGEMENTS

      Apart from benefits, which are dealt with in the accompanying tables, an executive officer's total compensation consists of base salary, cash bonus and awards of restricted shares of the Company's common stock under the Performance Improvement Compensation Plan.

      BASE SALARY. In determining base salaries for the executive officers, the Committee examines available reports regarding salaries paid by competitors and in industry generally and considers the executive officer's responsibilities, the past and present performance of the Company and the individual and of the activities for which he is responsible, and future potential.

      CASH BONUS. The same factors considered in determining base salaries are considered in determining cash bonuses paid to executive officers although somewhat more weight is given to immediate past performance of the individual and the activities for which he is responsible than in determining base salaries. No cash bonuses were paid for fiscal 1996.

      RESTRICTED STOCK. At the annual meeting on August 11, 1992 the shareholders approved the Performance Improvement Compensation Plan (the "Plan"), authorizing the Committee to make effective for designated employees various arrangements based on shares of Company stock. On June 14, 1993 the Committee adopted the Restricted Stock Plan (the "RSP") as a means of awarding those employees, to the extent certain performance objectives are met, restricted shares of the Company's common stock pursuant to the Plan. In doing so, the Committee had in mind not only the objectives generally applicable to the Company's compensation arrangements, but causing participating employees to own more shares of the Company's stock than might otherwise be the case and to identify more closely with shareholder interests. The Company's executive officers are among those who have been designated as eligible to participate. The RSP calls for awards of restricted stock being made on the basis of overall Company performance in terms of return on shareholders' equity. No awards are made on account of a year in which return on shareholders' equity is not at least equal to a threshold figure. The Committee establishes a target return on shareholders' equity for the year and the pool that will be available if that target is achieved. Correspondingly more or fewer shares are awarded to the extent the target is exceeded or not achieved. The Committee has the discretion to adjust awards because of changed conditions or for other reasons. Shares awarded pursuant to the Plan remain restricted for seven years, except in the case of recognized exceptions. No restricted shares were awarded for fiscal 1996.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

      In determining Mr. Murray's base salary for the last fiscal year, the Committee took into consideration primarily the base salaries paid to chief executive officers by the Company's principal competition and an appropriate relationship between Mr. Murray's base salary and those of the executive officers reporting to him.

      Although no executive officer of the Company received compensation in fiscal 1996 in excess of the $1 million deductibility threshold established by
Section 162(m) of the Internal Revenue Code, the Committee will continue to consider the deductibility and performance-based compensation issues raised by
Section 162(m).

      This report has been provided by the Compensation Committee: William A. Ziegler, Chairman, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan.

                                PERFORMANCE GRAPH

      The following graph compares total return, including reinvestment of dividends, on the Company's Common Stock to the total returns of the Standard & Poor's 500 Stock Index and a Peer Group Index (PGI) (as defined below) for the last five fiscal years ending March 31, 1996. The comparison assumes a $100 investment on March 31, 1991 in (1) Standard Commercial Common Stock, (2) the Standard & Poor's 500 Index and (3) the PGI, and shows in each case the change in stock price and dividends paid (assuming dividend reinvestment) over the ensuing five years.

                                    [GRAPH]

NOTE: The past performance shown in the graph above is not necessarily indicative of future performance.

- ----------------------------------------------------------------------------------------------------------------------------------
FYE March 31       1991                   1992                 1993                1994                 1995                1996
- ----------------------------------------------------------------------------------------------------------------------------------
Standard           $100                   $220                 $200                $123                 $109                $  76
S&P 500            $100                   $111                 $128                $130                 $150                $ 198
Peer Group         $100                   $171                 $164                $133                 $127                $ 116
- ----------------------------------------------------------------------------------------------------------------------------------

      The PGI combines the weighted total return, based on the average month-end market capitalization, of the other two United States publicly traded leaf tobacco dealers (DiMon Incorporated and Universal Corporation) and Forstmann & Co., Inc. as being representative of the wool industry. The PGI is calculated by adding the products of 70% times the total return of the other leaf dealers and 30% times Forstmann's total return. The 70:30 ratio approximates the Company's average business in each segment during the past five years. Dibrell Brothers, Incorporated and Monk-Austin were included in the PGI prior to their merger effective April 1, 1995 to form DiMon.

      Anything to the contrary notwithstanding in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report and Performance Graph shall not be incorporated by reference into any such filings.

                             VOTING RIGHTS AND PROXY

      On May 31, 1996, the Company had outstanding 9,137,200 shares of common stock, all of one class and each share entitled to one vote. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. A proxy may be revoked by the shareholder at any time before it is voted.

      The election of directors requires a plurality of the votes cast and the appointment of the Company's auditors requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and votes withheld, as well as broker nonvotes will be counted only in determining the presence of a quorum.

      Unless a shareholder specifies otherwise in a proxy, it will be voted FOR the election as director of the four nominees listed under the caption "Election of Directors" herein and FOR approval of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Deloitte & Touche, LLP audited the financial statements of the Company in 1996 and, subject to shareholder ratification, the Board of Directors has reappointed this firm as the Company's Independent Public Accountants for fiscal 1997. Representatives of Deloitte & Touche, LLP will be present at the Annual Meeting, and will have an opportunity to respond to questions relating to their audit of the Company's financial statements and to make a statement if they so desire.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company before February 28, 1997. In addition, the Company's Bylaws require that shareholders give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director.

                             SOLICITATION OF PROXIES

      The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company may solicit proxies in person or by telephone.

      At the time of mailing this Proxy Statement, the management is not aware of any matters not referred to herein to be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.



                                                             Guy M. Ross
                                                             Secretary

June 28, 1996

                        STANDARD COMMERCIAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Guy M. Ross and Hampton R. Poole, Jr., proxies, each with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of STANDARD COMMERCIAL CORPORATION to be held at the Wilson Country Club off West Nash Road in Wilson, North Carolina, on August 13, 1996 and at any adjournments thereof.

(1) ELECTION OF DIRECTORS: [ ] FOR all nominees listed below  [ ] VOTE WITHHOLD

    (INSTRUCTION: TO WITHHOLD VOTE FOR INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THE NAME(S) IN THE LIST BELOW.)

    Three-year terms expiring in 1999: Marvin W. Coghill, Thomas M. Evins, Jr., Robert E. Harrison and William A. Ziegler

(2) Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal 1997.

                     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(3) In the discretion of such proxies, upon such other business as may properly come before the meeting.

                (Continued, and to be signed on the other side)

                        (Continued from the other side)

    A MAJORITY OF SAID PROXIES OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACT, OR IF ONLY ONE SHALL BE PRESENT AND ACT, THEN THAT ONE SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID PROXIES HEREUNDER.

                                                        Dated , 1996

                                                       [Signature(s)]

                                                       [Signature(s)]

                                             Please date and sign as name(s)
                                             appear hereon. When shares are held
                                             by joint tenants, both should sign.
                                             When signing on behalf of a
                                             corporation, partnership, estate,
                                             trust or other shareholder, state
                                             your capacity or otherwise indicate
                                             that you are authorized to sign.

NOTE: PLEASE COMPLETE, SIGN AND RETURN AS SOON AS POSSIBLE IN ENCLOSED ENVELOPE.